UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2022

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2022, Armada Hoffler Properties, Inc. (the “Company”), as parent guarantor, and Armada Hoffler, L.P., the Company’s operating partnership (the “Operating Partnership”), as borrower, entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent and L/C Issuer, PNC Bank, National Association and Regions Bank, as Syndication Agents, M&T Bank and TD Bank, N.A., as Documentation Agents, BofA Securities, Inc., Regions Capital Markets and PNC Capital Markets LLC, as Joint Lead Arrangers, and BofA Securities, Inc., as Sole Bookrunner, and the other lenders party thereto. The Credit Agreement provides for a $250.0 million senior unsecured revolving credit facility (the “Revolving Credit Facility”) and a $300.0 million senior unsecured term loan credit facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facility”). The Credit Facility replaces the Operating Partnership’s prior $150.0 million revolving credit facility, which was scheduled to mature on January 24, 2024, and its prior $205.0 million term loan facility, which was scheduled to mature on January 24, 2025. The Operating Partnership intends to use future borrowings under the Credit Facility for general corporate purposes, including funding acquisitions, mezzanine lending and development and redevelopment of properties in the Company’s portfolio and for working capital. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement.

As of September 30, 2022, there was $36.0 million outstanding under the Revolving Credit Facility and $300.0 outstanding under the Term Loan Facility.

The Revolving Credit Facility has a scheduled maturity date of January 22, 2027, with two six-month extension options, subject to certain conditions, including payment of a 0.075% extension fee at each extension. The Term Loan Facility has a scheduled maturity date of January 21, 2028. The Credit Facility includes an accordion feature that allows the total commitments to be increased to $1.0 billion, subject to certain conditions, including obtaining commitments from any one or more lenders.

The Revolving Credit Facility bears interest at Term SOFR or Daily Simple SOFR, each plus a margin ranging from 1.30% to 1.85%, and the Term Loan Facility bears interest at Term SOFR or Daily Simple SOFR, each plus a margin ranging from 1.25% to 1.80%, in each case depending on the Operating Partnership’s total leverage. The Operating Partnership is also obligated to pay an unused commitment fee of 0.15% or 0.25% on the unused portions of the commitments under the Revolving Credit Facility, depending on the amount of borrowings under the Revolving Credit Facility. If the Company or the Operating Partnership attains investment grade credit ratings from both S&P and Moody’s, the Operating Partnership may elect to have borrowings become subject to interest rates based on those credit ratings.

The Operating Partnership is the borrower under the Credit Facility, and its obligations under the Credit Facility are guaranteed by the Company and certain of its subsidiaries.

The Credit Agreement contains customary representations and warranties and financial and other affirmative and negative covenants. The Operating Partnership’s ability to borrow under the Credit Facility is subject to ongoing compliance by the Company and the Operating Partnership with a number of financial covenants, affirmative covenants and other restrictions, including the following:

•Total Leverage Ratio of not more than 60% (or 65% for the two consecutive quarters following any acquisition with a purchase price of at least $100.0 million, but only up to two times during the term of the Credit Facility);
•Ratio of Adjusted EBITDA to Fixed Charges of not less than 1.50 to 1.0;
•Tangible Net Worth of not less than the sum of (i) $825.2 million and (ii) an amount equal to 75% of the net equity proceeds received by the Company after June 30, 2022;
•Ratio of Secured Indebtedness (excluding the Credit Facility if it becomes Secured Indebtedness) to Total Asset Value of not more than 40%;
•Ratio of Secured Recourse Debt (excluding the Credit Facility if it becomes Secured Indebtedness) to Total Asset Value of not more than 20%;
•Total Unsecured Leverage Ratio of not more than 60% (or 65% for the two consecutive quarters following any acquisition with a purchase price of at least $100.0 million, but only up to two times during the term of the Credit Facility);
•Unencumbered Interest Coverage Ratio of not less than 1.75 to 1.0;

•Maintenance of a minimum of at least 15 Unencumbered Properties with an Unencumbered Asset Value of not less than $500.0 million at any time; and
•Minimum Occupancy Rate for all unencumbered properties of not less than 80% at any time.

The Credit Agreement limits the Company’s ability to pay cash dividends if a default has occurred and is continuing or would result therefrom. However, if certain defaults or events of default exist, the Company may pay cash dividends to the extent necessary to (i) maintain its status as a REIT and (ii) avoid federal or state income excise taxes. The Credit Agreement also restricts the amount of capital that the Company can invest in specific categories of assets, such as unimproved land holdings, development properties, notes receivable, mortgages, mezzanine loans and unconsolidated affiliates, and restricts the ability of the Company and the Operating Partnership to repurchase stock and operating partnership units during the term of the Credit Facility.

The Operating Partnership may, at any time, voluntarily prepay any loan under the Credit Facility in whole or in part without premium or penalty.

The Credit Agreement includes customary events of default, in certain cases subject to customary periods to cure. The occurrence of an event of default, following the applicable cure period, would permit the lenders to, among other things, declare the unpaid principal, accrued and unpaid interest and all other amounts payable under the Credit Facility to be immediately due and payable.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated August 23, 2022, among Armada Hoffler, L.P., as Borrower, Armada Hoffler Properties, Inc., as Parent, Bank of America, N.A., as Administrative Agent, and the other agents and Lenders party thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: October 6, 2022	By:	/s/ Matthew T. Barnes-Smith
Matthew T. Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary